Q1 FY 2015 Earnings

Prepared Comments and Slides

February 19, 2015

Michael Iburg
Investor Relations
Phone: 408-333-0233
miburg@Brocade.com

Kristy Campbell
Media Relations
Phone: 408-333-4221
kcampbel@Brocade.com

NASDAQ: BRCD

Brocade Q1 FY 2015 Earnings    2/19/2015

Prepared comments provided by Michael Iburg, Investor Relations

Thank you for your interest in Brocade’s Q1 Fiscal 2015 earnings presentation, which includes prepared remarks, safe harbor, slides, and a press release detailing fiscal first quarter 2015 results. The press release, along with these prepared comments and slides, has been furnished to the SEC on Form 8-K and has been made available on the Brocade Investor Relations website at www.brcd.com. The press release will be issued subsequently via Marketwired.

© 2015 Brocade Communications Systems, Inc.     Page 2 of 20

Brocade Q1 FY 2015 Earnings    2/19/2015

Cautionary Statements and Disclosures

Please See Risk Factors on Form 10-Q and Form 10-K Filed With the SEC

This presentation, with prepared remarks, includes forward-looking statements regarding Brocade's financial results, goals, plans, assumptions, strategy and business outlook, revenue, tax rate, cash, strategic transactions that have signed but not yet closed, stock buybacks, OEM inventory, prospects, as well as U.S. Federal spending and order flow, and IT spending, which are only predictions and involve risks and uncertainties such that actual results may vary significantly. These and other risks are set forth in more detail in our Form 10-K for the fiscal year ended November 1, 2014. These forward-looking statements reflect beliefs, assumptions, outlook, estimates, and predictions as of today, and Brocade expressly assumes no obligation to update any such forward-looking statements whether as the result of new developments or otherwise.

In addition, this presentation includes various third-party estimates regarding market share and other measures, which do not necessarily reflect the views of Brocade. Further, Brocade does not guarantee the accuracy or reliability of any such information or forecast.

Certain financial information is presented on a non-GAAP basis. Management believes that non-GAAP financial measures used in this presentation allow stakeholders to gain a better understanding of Brocade's comparative operating performance both from period to period, and to its competitors' operating results. Management also believes these non-GAAP financial measures help indicate Brocade's baseline performance before gains, losses or charges that are considered by management to be outside of ongoing operating results. Accordingly, management uses these non-GAAP financial measures for planning and forecasting of future periods and in making decisions regarding operations performance and the allocation of resources. The most directly comparable GAAP information and a reconciliation between the non-GAAP and GAAP figures are provided in the accompanying press release, which has been furnished to the SEC on Form 8-K and posted on Brocade's website, and is included in the appendix in this presentation.

© 2015 BROCADE COMMUNICATIONS SYSTEMS, INC.

© 2015 Brocade Communications Systems, Inc.     Page 3 of 20

Brocade Q1 FY 2015 Earnings    2/19/2015

Agenda

Prepared Comments Followed by Live Q&A Call

Lloyd Carney
CEO

Dan Fairfax
CFO

© 2015 BROCADE COMMUNICATIONS SYSTEMS, INC.

Today’s prepared comments include remarks by Lloyd Carney, Brocade CEO, regarding the company’s quarterly results, its strategy, and a review of operations, as well as industry trends and market/technology drivers related to its business; and by Dan Fairfax, Brocade CFO, who will provide a financial review.

A management discussion and live question and answer conference call will be webcast at
2:30 p.m. PT on February 19 at www.brcd.com and will be archived on the Brocade Investor Relations website.

© 2015 Brocade Communications Systems, Inc.     Page 4 of 20

Brocade Q1 FY 2015 Earnings    2/19/2015

Fiscal 2015: Q1 Earnings

Lloyd Carney, CEO

© 2015 BROCADE COMMUNICATIONS SYSTEMS, INC.

Prepared comments provided by Lloyd Carney, CEO

© 2015 Brocade Communications Systems, Inc.     Page 5 of 20

Brocade Q1 FY 2015 Earnings    2/19/2015

Q1 15 Executive Summary

Overall Results

- $576M revenue, up 2% Yr./Yr.
- $0.20 GAAP EPS, up 11% Yr./Yr.
- $0.27 non-GAAP EPS[(1)], up 12% Yr./Yr.
- 68.4% non-GAAP gross margin[(1)], up 70 basis points Yr./Yr.
- 28.5% non-GAAP operating margin[(1)], up 60 basis points Yr./Yr.

Quarter Highlights

- Outperformed our SAN revenue expectations
- Grew IP Networking revenue by double-digits
- Expanded New IP-based product offerings
- Continued strategic M&A
- Completed $575M convertible bond offering

(1) Non-GAAP please see GAAP reconciliation in appendix

© 2015 BROCADE COMMUNICATIONS SYSTEMS, INC.

Brocade continued to execute well across a number of key metrics in Q1. We outperformed our SAN expectations for the quarter and achieved double-digit growth in our IP Networking business over the same period a year ago, resulting in increased profitability.

We have a clear strategic vision that has three essential components: expanding our presence in the data center, building a portfolio of open, software-driven solutions for both storage networking and IP networking, and executing within a financial model that delivers shareholder value and enables us to invest prudently in our future growth.

We continue to extend our leadership in New IP-based technologies. We are delivering on an aggressive product roadmap, recently announcing several innovative products to enable increasingly open, agile, and user-centric networks.

We are leveraging our strong financial position to make thoughtful, strategic acquisitions that add value to our technology portfolio. Earlier this month, we announced our intent to acquire the virtual application delivery controller business from Riverbed. This acquisition enhances our position in this rapidly growing market and expands the capability of our software offerings.

During the quarter, we completed a $575 million convertible notes offering, which reduces the interest rate on our debt and provides additional resources to meet our financial objectives and drive our strategic vision. The demand for these notes was high and a clear recognition by the market of the company’s financial strength and business direction.

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Brocade Q1 FY 2015 Earnings    2/19/2015

Storage Networking Business Summary

Industry Leadership

Brocade GEN 5 Fibre Channel

EMC²

EMC Connectrix VDX-6740B

Flash/FC-Attach Opportunity

2013-2018 (106.3% CAGR)

2013-2018 (63.8% CAGR)

Terabytes Shipped
2012
2013
2014
2015
2016
2017
2018
Hybrid flash arrays
All-flash arrays

Source: IDC November 2014 Special Report

Highlights

- Strong SAN revenue
- Continued Gen 5 technology adoption
- Increasing Fibre Channel-attach opportunity in flash-based storage
- Industry's first network switch optimized for IP storage

© 2015 BROCADE COMMUNICATIONS SYSTEMS, INC.

Q1 15 was one of the best quarters in Brocade history for SAN revenue. A key driver of our performance continues to be the strong adoption of our industry-leading Gen 5 Fibre Channel portfolio. With the rapid migration to high-density server virtualization, Fibre Channel technology offers tremendous advantages, providing highly-deterministic, reliable, low-latency performance.

In addition, with the exponential growth of storage capacity in the data center, we continue to see an opportunity to leverage our differentiated storage networking solution to deliver the most reliable and easy-to-scale data center storage fabrics. The adoption of new technologies, such as all-flash arrays and hybrid flash arrays, is growing at a faster rate than many leading analysts had predicted. The network truly matters in these high performance deployments and Fibre Channel continues to be the best network protocol to attach these technologies.

While block storage is served more efficiently with Fibre Channel, we see increasing interest in dedicated IP-based Flash storage for unstructured data, creating an emerging use case for our IP Storage product line. With our extensive expertise in mission-critical storage networking, and an industry-leading portfolio of Ethernet fabric solutions and storage network management tools, this is a natural fit for Brocade.

We were pleased to announce an expanded OEM relationship with EMC for the industry’s first IP-based storage networking switch, the EMC Connectrix VDX-6740B. This solution leverages the Brocade VDX®switch and Brocade VCS fabric technology to provide the reliability, performance, and scalability that customers expect from their storage network.

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Brocade Q1 FY 2015 Earnings    2/19/2015

IP Networking Business Summary

New IP Product Excellence

MLXe

BROCADE VCS® TECHNOLOGY

VDX 6940

Strategic Technology Acquisitions

SteelApp(1)

Fiscal 2015

vistapointe

Fiscal 2014

VYATTA. A Brocade® Company

Fiscal 2013

Highlights

- 17% revenue growth Yr./Yr. adjusted (11% unadjusted)
- Brocade VDX revenue growth of 44% Yr./Yr.
- New IP-based product introductions
- Continued strategic acquisitions
- AT&T Domain 2.0 supplier

(1) INTENT TO ACQUIRE STEELAPP ANNOUNCED ON 2/5/2015

© 2015 BROCADE COMMUNICATIONS SYSTEMS, INC.

IP Networking revenue grew 17% year-over-year on an adjusted basis. Strength was broad based, with growth across service provider and federal markets. In particular, the Brocade VDX family grew 44% over the prior year, demonstrating our continued strength in data center deployments and execution of our strategy. Brocade offers one of the strongest product portfolios in the industry to support emerging New IP technologies and we continue to expand our capabilities through product innovation and strategic acquisitions.
Our recently launched security products for the Brocade MLXe router enable comprehensive in-flight data privacy for campus, data center, and wide area networks. These enhancements, leveraging wire-speed IPSec and MACsec encryption, allow customers to deploy pervasive data security across their network while offloading their appliances, improving performance, and increasing their overall IT security profile.

We also introduced the Brocade VDX 6940 switch and enhancements to Brocade VCS fabric technology. This expanded offering enables customers to easily scale their network to fit demand, while the addition of SDN and cloud orchestration capabilities allows customers to seamlessly integrate a Brocade VDX network infrastructure with the rest of their open data center ecosystem.

Earlier this month, we announced our intention to acquire the SteelApp division of Riverbed. SteelApp, an early innovator in the rapidly-growing virtual application delivery control (vADC) market, is currently the #3 vendor in the vADC market and is ranked by Gartner as a visionary in this space. This is highly strategic to our software-based networking portfolio, expands our leadership in NFV and New IP architectures, and drives new sales in the data center and service provider markets.

The value of our growing technology portfolio and success in achieving market recognition as an industry leader was underscored in Q1 15 when AT&T selected Brocade for participation in the Domain 2.0 supplier program. This highly selective program seeks the most innovative suppliers to help enable AT&T’s vision of an open, virtualized, customer-centric, cloud-based architecture. Only nine suppliers have been named to the program since its inception and we are very pleased to have been selected to contribute to this visionary initiative.

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Brocade Q1 FY 2015 Earnings    2/19/2015

BROCADE

Summary

- Solid SAN and IP Networking performance
- Focused investments in New IP portfolio
- Healthy financial position
- Continued focus on shareholder value

© 2015 BROCADE COMMUNICATIONS SYSTEMS, INC.

We achieved solid revenue results in Q1 with broad-based strength across our portfolio of next-generation networking solutions. With a healthy financial position, we are prudently employing our resources to build an industry-leading portfolio of next-generation technologies that will accelerate growth and deliver shareholder value.

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Brocade Q1 FY 2015 Earnings    2/19/2015

BROCADE

Fiscal 2015: Q1 Financials

Dan Fairfax, CFO

© 2015 BROCADE COMMUNICATIONS SYSTEMS, INC.

Prepared comments provided by Dan Fairfax, CFO

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Brocade Q1 FY 2015 Earnings    2/19/2015

Key Financial Metrics

	FY15/16 Target	Q1 14	Q2 14	Q3 14	Q4 14	Q1 15	Q1 15 Qtr./Qtr.	Q1 15 Yr./Yr.
Revenue		$565M	$537M	$545M	$564M	$576M	+2%	+2%
SAN prod revenue	0 - 2%	$356M	$321M	$325M	$325M	$353M	+9%	-1%
IP Networking prod revenue	8 - 12%	$120M	$121M	$133M	$152M	$133M	-12%	+11%
Global Services revenue	0 - 2%	$89M	$95M	$88M	$87M	$90M	+3%	+1%
Non-GAAP gross margin*	66 - 67%	67.7%	66.7%	67.2%	67.7%	68.4%	+70 bps	+70 bps
Non-GAAP operating margin*	25 - 27%	27.9%	23.2%	25.7%	26.8%	28.5%	+170 bps	+60 bps
Non-GAAP EPS—diluted*		$0.24	$0.19	$0.23	$0.24	$0.27	+14%	+12%
Operating cash flow		$109M	$168M	$106M	$158M	$10M	-93%	-91%
Adjusted free cash flow (1)		$111M	$167M	$103M	$171M	$10M	-94%	-91%
Inventory Turns (annualized)		17.7	17.9	18.1	19.3	18.5	-4%	+5%
Cash conversion cycle (days)		19.0	15.4	10.3	9.6	16.3	+70%	-14%

(1)Adjusted Free Cash Flow excludes the reclassification of the excess tax benefit from stock-based compensation
* Non-GAAP, please see GAAP reconciliation in appendix

© 2015 BROCADE COMMUNICATIONS SYSTEMS, INC.

Fiscal Q1 15 followed normal quarterly seasonal patterns, with strong sequential SAN revenue partially offset by lower sequential IP Networking revenue. Fiscal Q1 is typically our strongest SAN quarter as it aligns with the fiscal year-end of certain OEM partners and is usually their strongest storage quarter. IP Networking revenue is typically down sequentially due to lower U.S. Federal sales. The following commentary focuses on year-over-year comparisons.

Q1 15 revenue of $576M was up 2% Yr./Yr. driven by increased IP Networking revenue. SAN revenue was approximately flat Yr./Yr. as switch sales grew 8% offset by declines in Director and Server revenues of 2% and 24%, respectively, as customer buying patterns favored fixed configuration platforms in the quarter. IP Networking revenue was up 11% Yr./Yr. primarily due to stronger U.S. Federal sales and better sales execution in both service provider and enterprise markets.

Non-GAAP gross margin was 68.4% in Q1 15, up 70 basis points year-over-year due to higher revenues, lower manufacturing overhead costs, and a mix shift towards higher margin SAN products. Non-GAAP operating margin was 28.5% in Q1 15, up 60 basis points from Q1 14 primarily due to higher revenue and gross margin.

Q1 15 non-GAAP diluted EPS was $0.27, up from $0.24 in Q1 14 primarily due to higher revenue and gross margin.

Operating cash flow and adjusted free cash flow were below the forecasted ranges for the quarter due to an increase in DSOs of three days, as well as the impact of the early redemption fee associated with calling the 2020 secured notes prior to maturity.

Inventory turns were relatively flat at 19 times and the cash conversion cycle extended to 16 days, consistent with the increase in DSOs.

The Q1 15 effective non-GAAP tax rate was 23.1%, down 300 basis points year-over-year due to the benefit of the federal R&D tax credit catch-up for calendar 2014 that was approved by the U.S. Congress in Q1 15. Although the R&D tax credit was approved by Congress retroactively for 2014, it has not been approved for 2015.

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Brocade Q1 FY 2015 Earnings    2/19/2015

Total SAN Business Revenue

Product and Global Services Split
Millions ($)
$411.8
$56.3
$355.5
$379.5
$58.3
$321.2
$379.8
$54.6
$325.2
$379.0
$53.9
$325.1
$406.9
$53.5
$353.4
Global Services
Products
Q1 14
Q2 14
Q3 14
Q4 14
Q1 15

Product Split Detail
Millions ($)
$355.5
$49.3
$163.8
$142.4
$321.2
$39.5
$153.8
$127.8
$325.2
$35.2
$160.4
$129.7
$325.1
$34.5
$160.3
$130.3
$353.4
$37.6
$176.6
$139.2
Server
Switch
Director
Q1 14
Q2 14
Q3 14
Q4 14
Q1 15

NOTE: ABOVE GLOBAL SERVICES REVENUE INCLUDES ONLY SAN-BASED SUPPORT AND SERVICES

© 2015 BROCADE COMMUNICATIONS SYSTEMS, INC.

Revenue from our total SAN business, including hardware products and SAN-based support and services, in Q1 15 was $407M, down 1% from Q1 14 primarily due to a 5% decline in support and services revenue attributed to the timing of out-of-warranty repair services.

Our SAN product revenue was $353M in the quarter, essentially flat year-over-year. Switch sales were up 8% Yr./Yr., offset by Director and Server sales, which were down 2% and 24% respectively, as customer buying patterns favored fixed configuration platforms in the quarter. Switch revenue of $177M was a record for the company.

All product segments saw strong sequential growth with Directors up 7%, Switches up 10%, and Server products up 9%, consistent with normal seasonal demand.

From a total revenue perspective, including SAN and IP Networking, our channels to market remained relatively stable year-over-year with OEM revenue dropping slightly from 70% to 67% of total revenue, while revenue sold through channel/direct routes increased from 30% to 33%.

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Brocade Q1 FY 2015 Earnings    2/19/2015

Total IP Networking Business Revenue

Product and Global Services Split

$152.8
$157.4
$165.7
$185.4
$169.4
$33.0
$36.3
$33.1
$33.6
$36.5
$119.7
$121.1
$132.6
$151.8
$132.8
Global Services
Products
Millions ($)
Q1 14
Q2 14
Q3 14
Q4 14
Q1 15

Product Split Detail

$119.7
$121.1
$132.6
$151.8
$132.8
$8.8
$6.2
$7.1
$5.1
$4.4
$46.6
$42.9
$34.1
$60.4
$53.0
$64.4
$72.0
$91.4
$86.4
$75.4
Other
Routing
Switch
Millions ($)
Q1 14
Q2 14
Q3 14
Q4 14
Q1 15

NOTE: ABOVE GLOBAL SERVICES REVENUE INCLUDES ONLY IP NETWORKING-BASED SUPPORT AND SERVICES

© 2015 BROCADE COMMUNICATIONS SYSTEMS, INC.

Revenue from our total IP Networking business, including hardware and IP-based support and services, was $169M, up 11% Yr./Yr.

Q1 15 IP Networking product revenue was $133M, up 11% year-over-year. The revenue improvement was broad-based across all geographies and all continuing product lines. Geographically, we saw double digit growth year-over-year in the Americas (up 12%), EMEA (up 20%), and Japan (up 20%), with mid-single digit growth in APAC (up 6%). From a product perspective, we experienced strong year-over-year growth in both switches (up 17%) and routers (up 14%) while only the repositioned Brocade ADX® and discontinued hardware (wireless and network adapter cards) were down year-over-year. Contributing to the strong performance in switches, Brocade VDX revenue was up 44% Yr./Yr. and we shipped our one millionth VDX port in the quarter.

IP-based Global Services revenue was $36.5M, up 11% year-over-year due to the timing of large support renewals.

The split of our IP Networking business based on customer use cases is an important measurement of the progress we are making to grow our data center business. Although it is difficult to identify all end-users and their specific network deployments due to our two-tier distribution channel, we are providing estimates of the split of our IP Networking business. Our data center customers represented approximately 53% of IP Networking revenue in Q1 15, compared to 59% in Q1 14 and 58% in Q4 14. Although the Q1 15 percentage of Data Center IP Networking was lower year-over-year, the absolute dollars were higher in Q1 15 compared to Q1 14. The estimated percentage of revenue coming from data center IP Networking customers may fluctuate quarter-to-quarter due to the timing of large data center customer transactions, minor changes to classification from improved visibility of actual customer deployments, as well as the seasonality of the public sector, including Federal. Other use cases, such as enterprise campus and carrier networks (MAN/WAN) represent the balance of the business.

As an additional breakdown of our IP Networking revenue based on ship-to location, the Americas region (excluding U.S. Federal) was 53% of total IP Networking revenue, a decrease of 1% Yr./Yr. Federal was 10% of total IP Networking revenue, an increase of 2% Yr./Yr. International was 37% of total IP Networking revenue, essentially flat Yr./Yr. as a percentage of total IP Networking revenue.

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Brocade Q1 FY 2015 Earnings    2/19/2015

Q2 2015 Planning Assumptions and Outlook

Planning Assumptions

Brocade product revenue
- Expect SAN to be down 8% to 11% Qtr./Qtr.
- Expect IP Networking to be up 3% to 11% Qtr./Qtr.

Global Services
- Expect revenue to be down 2% Qtr./Qtr.

Other P&L items
- Expect structural tax rate of 25% to 26%

OEM SAN inventory
- Expect a range of one to two weeks of supply

Outlook	Q2 2015
Revenue range	$540M-$560M
Non-GAAP gross margin*	66.2%-67.2%
Non-GAAP operating expenses*	44.0%-45.0%
Non-GAAP operating margin*	21.0%-23.0%
Other income/other expense	($6.5M-$7.0M)
Non-GAAP tax rate*	25.0%-26.0%
Fully diluted shares outstanding	430M-435M
Non-GAAP EPS*	$0.19-$0.21
Operating cash flow	$165M-$185M
Capital expenditures	$18M-$20M
Adjusted free cash flow (1)	$155M-$175M

(1) Adjusted free cash flow excludes the reclassification of the excess tax benefits from stock-based compensation. See the reconciliation and discussion of adjusted free cash flow in the appendix.

*NON-GAAP, PLEASE SEE GAAP RECONCILIATION IN APPENDIX

© 2015 BROCADE COMMUNICATIONS SYSTEMS, INC.

Looking forward to Q2 15, we considered a number of factors, including the following, in setting our outlook:

•
Although we are unsure when the SteelApp transaction will close during the quarter, we have included $2M to $3M of SteelApp revenue and $3M to $4M of additional operating expense in the Q2 15 Outlook shown above.

•
SteelApp revenue historically included certain license agreements which will not transfer to Brocade at the completion of the acquisition. As a result, the anticipated full-quarter baseline revenue is expected to be in the range of $5M to $7M for 2H FY15. At the same time, we expect incremental operating expenses associated with SteelApp to be approximately $7M per quarter for 2H FY15.

•	For Q2 15, we expect SAN revenue to be down 8% to 11% Qtr./Qtr. and down 2% to up 1% Yr./Yr.

•	We expect our Q2 15 IP Networking revenue to be up 3% to 11% Qtr./Qtr. and up 13% to 21% Yr./Yr.

•	We expect our Global Services revenue to be down 2% Qtr./Qtr. and down 7% Yr./Yr. as Q2 of 2014 included a 14th week of amortized revenue.

•
We expect Q2 15 non-GAAP gross margin to be between 66.2% to 67.2%, and non-GAAP operating margin to be between 21.0% to 23.0% primarily due to the seasonally lower revenue and increased operating expenses. Although we will be below our FY15-16 operating margin range in fiscal Q2, we will manage our operating expense base to be at the low-end of the target range for fiscal year 2015.

•	At the end of Q1 15, OEM inventory was approximately 1.3 weeks of supply based on SAN business revenue. We expect inventory to be between one to two weeks in Q2 15.

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Brocade Q1 FY 2015 Earnings    2/19/2015

Prepared Comments & Live Conference Call

February 19, 2015, 2:30-3:30 PM PT

Lloyd Carney
CEO

Dan Fairfax
CFO

Ken Cheng
CTO & VP of Corporate Development

Jason Nolet
VP of Switching, Routing, and Analytics Products Group

Jeff Lindholm
SVP of Worldwide Sales

Jack Rondoni
VP of Storage Networking

© 2015 BROCADE COMMUNICATIONS SYSTEMS, INC.

Prepared comments provided by Steve Coli, Investor Relations

That concludes Brocade’s prepared comments. At 2:30 p.m. Pacific Time on February 19, Brocade will host a webcast conference call at www.brcd.com.

Thank you for your interest in Brocade.

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Brocade Q1 FY 2015 Earnings    2/19/2015

Appendix

© 2015 BROCADE COMMUNICATIONS SYSTEMS, INC.

© 2015 Brocade Communications Systems, Inc.     Page 16 of 20

Brocade Q1 FY 2015 Earnings    2/19/2015

Quarterly Net Income (Loss) GAAP/Non-GAAP Reconciliation

(In $1,000s)	Q1 14	Q2 14	Q3 14	Q4 14	Q1 15
Net income (loss) on a GAAP basis	$80,884	$(13,684)	$87,352	$83,419	$87,267
Gross margin adjustments:					
Stock-based compensation	3,142	3,474	4,121	4,225	3,816
Amortization of acquired intangibles	6,462	396	552	600	637
Total gross margin adjustments	9,604	3,870	4,673	4,825	4,453
Operating expense adjustments:					
Stock-based compensation	15,446	17,578	17,453	19,475	20,266
Amortization of acquired intangibles	9,883	131	131	135	138
Restructuring, goodwill impairment, and other related costs	6,217	82,703	131	229	-
Gain on sale of network adapter business	(4,884)	-	-	-	-
Total operating expense adjustments	26,662	100,412	17,715	19,839	20,404
Total operating income adjustments	36,266	104,282	22,388	24,664	24,857
Gain on sale of non-marketable equity investment	-	-	(5,242)	-	-
Call premium cost and write-off of debt discount and debt issuance costs related to lenders that did not participate in refinancing	-	-	-	-	15,122
Convertible debt interest	-	-	-	-	678
Income tax effect of non-tax adjustments	(8,366)	(3,685)	(2,005)	(3,587)	(9,499)
Non-GAAP net income	108,784	86,913	102,493	104,496	118,425
Non-GAAP net income per share - basic	0.25	0.20	0.24	0.24	0.28
Non-GAAP net income per share - diluted	0.24	0.19	0.23	0.24	0.27
Shares used in non-GAAP per share calculation - basic	440,573	436,167	432,448	431,843	428,536
Shares used in non-GAAP per share calculation - diluted	453,549	450,449	441,789	441,649	439,156

© 2015 BROCADE COMMUNICATIONS SYSTEMS, INC.

© 2015 Brocade Communications Systems, Inc.     Page 17 of 20

Brocade Q1 FY 2015 Earnings    2/19/2015

Quarterly Gross Margin and Operating Income GAAP/Non-GAAP Reconciliation

(In $1,000s)	Q1 14	Q2 14	Q3 14	Q4 14	Q1 15
GAAP gross margin	$372,670	$354,292	$361,713	$377,118	$389,683
Total gross margin adjustments	9,604	3,870	4,673	4,825	4,453
Non-GAAP gross margin	$382,274	$358,162	$366,386	$381,943	$394,136
GAAP gross margin, as a percent of total net revenues	66.0%	66.0%	66.3%	66.8%	67.6%
Non-GAAP gross margin, as a percent of total net revenues	67.7%	66.7%	67.2%	67.7%	68.4%
GAAP operating income	$121,490	$20,195	$117,897	$126,530	$139,405
Total operating income adjustments	36,266	102,282	22,388	24,664	24,857
Non-GAAP operating income	$157,756	$124,477	$140,285	$151,194	$164,262
GAAP operating income, as a percent of total net revenues	21.5%	3.8%	21.6%	22.4%	24.2%
Non-GAAP operating income, as a percent of total net revenues	27.9%	23.2%	25.7%	26.8%	28.5%

© 2015 BROCADE COMMUNICATIONS SYSTEMS, INC.

Additional Financial Information:

	Q1 14	Q4 14	Q1 15
GAAP product gross margin	67.7%	68.3%	69.2%
Non-GAAP product gross margin	69.4%	68.9%	69.7%

GAAP services gross margin	57.2%	58.6%	59.3%
Non-GAAP services gross margin	58.9%	61.0%	61.4%

© 2015 Brocade Communications Systems, Inc.     Page 18 of 20

Brocade Q1 FY 2015 Earnings    2/19/2015

Adjusted Free Cash Flow Reconciliation

(In $1,000s)	Q1 14	Q2 14	Q3 14	Q4 14	Q1 15
Net cash provided by operating activities	$109,469	$168,244	$106,031	$157,853	$10,393
Less: capital expenditures	(12,966)	(14,429)	(13,780)	(13,559)	(16,514)
Free cash flow	96,503	153,815	92,251	144,294	(6,121)
Add: Excess tax benefits from stock-based compensation	14,335	13,080	10,283	26,865	16,102
Adjusted free cash flow*	110,838	166,895	102,534	171,159	9.981

*Adjusted free cash flow includes the impact on U.S. taxes payable of the excess tax benefits from stock-based compensation.

U.S. cash taxes were higher year-over-year as we are started to be subjected to U.S. federal alternative minimum tax as we have fully utilized our available operating NOLs and began to use the pool of excess tax benefits from stock-based compensation to reduce our U.S. taxes payable. The benefit from operating NOLs is reflected in operating cash flows while the excess tax benefit from stock-based compensation is reflected as a reclass out of the operating cash flows and into the financing cash flows in our Statement of Cash Flows. As of the end of Q1 15, we have excess tax benefits from stock-based compensation available to reduce approximately $104M of future U.S. taxes payable.

© 2015 BROCADE COMMUNICATIONS SYSTEMS, INC.

© 2015 Brocade Communications Systems, Inc.     Page 19 of 20

Brocade Q1 FY 2015 Earnings    2/19/2015

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© 2015 BROCADE COMMUNICATIONS SYSTEMS, INC.

© 2015 Brocade Communications Systems, Inc.     Page 20 of 20